                                                                     Exhibit 4.4
                                                                     -----------

                               LIMITED GUARANTY
                               ----------------

          THIS LIMITED GUARANTY (this "Guaranty"), dated as of March 21, 2002, is executed and delivered by RONALD ELLIOTT, an individual ("Guarantor"), in favor of GMAC Business Credit, LLC, a Delaware limited liability company, as the arranger and administrative agent for the below-referenced Lenders (in such capacity, together with its successors, if any, in such capacity, "Agent"), in light of the following:

          WHEREAS, Debtors (as defined below) and the Lender Group have entered into that certain Loan and Security Agreement dated as April 30, 2001, as amended by that certain Amendment Number One to Loan and Security Agreement dated as of March 13, 2002 and by that certain Amendment Number Two to Loan and Security Agreement dated as of March 21, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

          WHEREAS, Debtors have requested that the Lender Group agree to amend the Loan Agreement; and

          WHEREAS, in order to induce the Lender Group to agree to so amend the Loan Agreement, and in consideration thereof, Guarantor has agreed to guaranty the Guarantied Obligations subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Agent, for the benefit of the Lender Group, as follows:

     1.   Definitions and Construction.
          ----------------------------

          (a)  Definitions.  Capitalized terms used herein and not otherwise
               -----------
defined herein shall have the meanings ascribed to them in the Loan Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

               "Agent" shall have the meaning set forth in the preamble to this
                -----
     Guaranty.

               "Debtors" shall mean LearningStar Corp., a Delaware corporation,
                -------
     Earlychildhood LLC, a California limited liability company,
     Smarterkids.com, Inc., a Delaware corporation, and Educational Products, Inc., a Texas corporation, and "Debtor" shall mean any one of them.
                                     ------

               "Guarantied Obligations" shall mean the due and punctual payment
                ----------------------
     of the principal of, and interest (including, any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, any and all premium on, and any and all fees, costs, and expenses incurred in connection with or on the Indebtedness owed by a Debtor to the Lender Group pursuant to the terms of the Loan Documents.

               "Guarantor" shall have the meaning set forth in the preamble to
                ---------
     this Guaranty.

               "Guaranty" shall have the meaning set forth in the preamble to
                --------
     this Guaranty.

               "Indebtedness" shall mean any and all Obligations, indebtedness,
                ------------
     or liabilities of any kind or character owed by a Debtor to the Lender Group and arising directly or indirectly out of or in connection with the Loan Agreement or the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including reasonable attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether such Debtor is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by any member of the Lender Group.

               "Lender Group" means, individually and collectively, jointly and
                ------------
     severally, each of the Lenders and Agent.

               "Lenders" means, individually and collectively, each of the
                -------
     financial institutions identified on the signature pages of the Loan Agreement, and any other person made a party thereto in accordance with the provisions of Section 14 thereof (together with their respective successors
                   ----------
     and assigns).

               "Loan Agreement" shall have the meaning set forth in the recitals
                --------------
     to this Guaranty.

               "Maximum Guarantied Amount" shall mean the lesser of (a)
                -------------------------
     $500,000, and (b) the result of (i) (A) $4,000,000 minus (B) Borrowers' Excess Availability (as such term is defined in the Loan Agreement on the date hereof), divided by (ii) 3.

          (b)  Construction.  Unless the context of this Guaranty clearly
               ------------
requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Loan Agreement; this Guaranty; and the other Loan Documents. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Agent, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Agent and Guarantor.

     2.   Guarantied Obligations.  Subject to Sections 22 and 24 hereof,
          ----------------------              ------------------
Guarantor hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group, as and for its own debt, until final and indefeasible payment thereof has been made, (a) the payment of the Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by each Debtor of all of the agreements, conditions, covenants, and obligations of such Debtor contained in the Loan Agreement, and under each of the other Loan Documents.

     3.   Continuing Guaranty.  This Guaranty includes Guarantied Obligations
          -------------------
arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lender Group in existence on the date of such revocation, (d) no payment by a Debtor, or from any other source (other than Guarantor), prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by a Debtor or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantors hereunder.

     4.   Performance Under this Guaranty.  In the event that a Debtor fails to
          -------------------------------
make any payment of any Guarantied Obligations, on or before the due date thereof, or if a Debtor shall fail to perform, keep, observe, or fulfill any other obligation referred to in Section 2(b) hereof in the manner provided in
                                ------------
the Loan Agreement or the other Loan Documents, as applicable, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

     5.   Primary Obligations. This Guaranty is a primary and original
          -------------------
obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor agrees, subject to the provisions of
Section 22 hereof, that it is directly, jointly and severally with any other
-----------------
guarantor of the Guarantied Obligations, liable to the Lender Group, that the obligations of Guarantor hereunder are independent of the obligations of a Debtor or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against a Debtor or any other guarantor or whether a Debtor or any other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Lender Group of whatever remedies it may have against a Debtor or any other guarantor, or the enforcement of any lien or realization upon any security the Lender Group may at any time possess. Guarantor agrees that any release which may be given by Agent to a Debtor or any other guarantor shall not release Guarantor. Guarantor consents and agrees that the Lender Group shall be under no obligation to marshal any property or assets of a Debtor or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

     6.   [Intentionally Omitted]
          ---------------------

     7.   Representations and Warranties of Guarantor. Guarantor makes the
          -------------------------------------------
following representations, warranties and agreements:

          (a) Guarantor represents and warrants to the Lender Group that he is currently informed of the financial condition of each Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to the Lender Group that he has read and understands the terms and conditions of the Loan Agreement and the other Loan Documents. Guarantor hereby covenants that he will continue to keep himself informed of each Debtor's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations. Guarantor acknowledges that he is guaranteeing the Guaranteed Obligations after what Guarantor deems to be adequate investigation of the business, finances and prospects of each Debtor by Guarantor and Guarantor's representatives (if any).

          (b) Guarantor has the requisite power and authority to execute, deliver and perform the terms and provisions of this Guaranty. Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes his legal, valid and binding obligation enforceable in accordance with its terms.

          (c) Neither the execution, delivery or performance by Guarantor of this Guaranty, nor compliance by him with the terms and provisions hereof, (i) will contravene any provision of any applicable law binding upon Guarantor, or
(ii) will conflict or be
inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Guarantor or pursuant to the terms of any mortgage, deed of trust, loan agreement or any other material agreement, contract or instrument to which Guarantor is a party or by which he or any of his property or assets is bound or to which he or it may be subject.

          (d) There is no litigation, action, suit, investigation, claim or proceeding pending or, to Guarantor's actual knowledge, threatened (i) with respect to this Guaranty, or (ii) which could reasonably be expected to result in a material adverse change with respect to the financial condition of Guarantor.

          (e) All factual information (taken as a whole) heretofore or contemporaneously furnished by Guarantor in writing about Guarantor for purposes of or in connection with this Guaranty or any other Loan Document is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Guarantor in writing to any member of the Lender Group will be, true and accurate in all material respects on the date as of which such information is dated or certified and not materially incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          (f) Guarantor has such knowledge and experience in financial and business matters that Guarantor is capable of evaluating the merits and risks of this transaction and of guaranteeing the Guarantied Obligations.

     8.   Waivers.
          -------

          (a) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor's right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of a Debtor or of any other fact that might increase Guarantor's risk hereunder;
(v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any unmatured Event of Default or Event of Default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty) and demands to which Guarantor might otherwise be entitled.

          (b) To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require the Lender Group to institute suit against a Debtor or to exhaust any rights and remedies which the Lender Group has or may have against such Debtor. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if such

Guarantied Obligations were directly owing to the Lender Group by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of a Debtor or by reason of the cessation from any cause whatsoever of the liability of a Debtor in respect thereof.

          (c) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any rights to assert against the Lender Group any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against a Debtor or any other party liable to the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender Group including any defense based upon an election of remedies by the Lender Group under the provisions of (S)(S) 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

          (d) Until such time as all of the Guarantied Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) Guarantor hereby waives and postpones any right of subrogation Guarantor has or may have as against a Debtor with respect to the Guarantied Obligations; (ii) in addition, Guarantor hereby waives and postpones any right to proceed against a Debtor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) in addition, Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of a Debtor.

          (e) If any of the Guarantied Obligations at any time are secured by a mortgage or deed of trust upon real property, Agent may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Agent nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against a Debtor or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop Agent from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against the Lender Group any defense to the enforcement of this Guaranty, whether denominated "estoppel" or otherwise, based on or arising from an election by Agent nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against a Debtor or other guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under this Guaranty.

          (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847,
2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

          (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AGENT, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTIED OBLIGATION, HAS DESTROYED GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST A DEBTOR BY THE OPERATION OF SECTION 580d OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHERWISE.

     9.   Releases. Guarantor consents and agrees that, without notice to or by
          --------
Guarantor and without affecting or impairing the obligations of Guarantor hereunder, the Lender Group may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Loan Agreement or any of the other Loan Documents or may grant other indulgences to a Debtor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

     10.  No Election. Subject to Section 22 hereof, the Lender Group shall have
          -----------             ----------
the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by the Lender Group to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group's right to proceed in any other form of action or proceeding or against other parties unless the Lender Group has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that the Lender Group finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

     11.  Indefeasible Payment. The Guarantied Obligations shall not be
          --------------------
considered indefeasibly paid for purposes of this Guaranty unless and until all payments to the Lender Group are no longer subject to any right on the part of any person whomsoever, including each Debtor, a Debtor as a debtor in possession, Guarantor, Guarantor as a debtor in possession or any trustee (whether appointed under the Bankruptcy Code or otherwise) of a Debtor's assets or Guarantor's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to the Lender Group are set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and, subject to Section 22 hereof, Guarantor shall be liable for the full amount the Lender
   ----------
Group is required to repay plus any and all costs and expenses (including reasonable attorneys' fees) paid by the Lender Group in connection therewith.

     12.  [Intentionally Omitted]
           ---------------------

     13.  Payments; Application.  All payments to be made hereunder by Guarantor
          ---------------------
shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Lender Group in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to the Lender Group constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

     14.  Attorneys' Fees and Costs; Interest.  Subject to Section 22 hereof,
          -----------------------------------              ----------
Guarantor agrees to pay, on demand: (a) all reasonable attorneys' fees and all other reasonable costs and expenses which may be incurred by the Lender Group in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor) against Guarantor or a Debtor, irrespective of whether suit is brought, and (b) the interest provided for in Section 22 (a)(ii) hereof.
                                                      ------------------

     15.  Notices.  Unless otherwise specifically provided in this Guaranty, any
          -------
notice or other communication relating to this Guaranty or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid overnight courier, or by telefacsimile to Guarantor, or to Agent, as the case may be, at its respective address set forth below:

If to Guarantor                    RONALD ELLIOTT
                                   c/o Learningstar Corp.
                                   2 Lower Ragsdale Drive, Suite 200
                                   Monterey, California 93940
                                   Fax No.: 831.771.5587

with copies to:                    LATHAM & WATKINS
                                   633 W. Fifth Street
                                   Suite 40000
                                   Los Angeles, California 90071
                                   Attn: Glen B. Collyer, Esq.
                                   Fax No.: 213.891.8763

                                   HOLLAND & KNIGHT LLP
                                   50 California Street, 28/th/ Floor
                                   San Francisco, California 94111-4601
                                   Attn: Wendy Lazerson, Esq.
                                   Fax No.: 415.743-6910

If to Guarantied Party:            GMAC BUSINESS CREDIT, LLC
                                   55 South Lake Avenue
                                   Suite 220
                                   Pasadena, California 91101
                                   Attn: David Grabosky
                                   Fax No.: 626.585.6101

with copies to:                    BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope Street
                                   Los Angeles, California 90071
                                   Attn:  John Francis Hilson, Esq.
                                   Fax No. 213.745.3345


          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 15, other
                                                            ----------
than notices by Agent in connection with enforcement of rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) calendar days after the deposit thereof in the mail. Guarantor acknowledges and agrees that notices sent by

Agent in connection with enforcement of rights against the Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

     16.  Cumulative Remedies.  No remedy under this Guaranty, under the Loan
          -------------------
Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Loan Agreement, or any other Loan Document, and those provided by law. No delay or omission by the Lender Group to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Lender Group to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

     17.  Severability of Provisions.  Any provision of this Guaranty which is
          --------------------------
prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     18.  Entire Agreement; Amendments.  This Guaranty constitutes the entire
          ----------------------------
agreement between Guarantors and the Lender Group or Agent on behalf thereof pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Agent on behalf of the Lender Group. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

     19.  Successors and Assigns.  This Guaranty shall be binding upon Guarantor
          ----------------------
and Guarantor's successors and assigns and shall inure to the benefit of the successors and assigns of Agent; provided, however, that no Guarantor shall
                                 --------  -------
assign this Guaranty or delegate any of Guarantor's duties hereunder without Agent's prior written consent and any unconsented to assignment shall be absolutely void. This Guaranty shall not terminate or be revoked upon the death of Guarantor, notwithstanding any knowledge by any member of the Lender Group of Guarantor's death. In the event of Guarantor's death, the Maximum Guarantied Principal Amount shall be reduced by the amount of any proceeds of any key person life insurance policy with respect to such Guarantor received by Agent. In the event of any assignment or other transfer of rights by Agent, the rights and benefits herein conferred upon the Lender Group shall automatically extend to and be vested in such assignee or other transferee.

     20.  No Third Party Beneficiary.  This Guaranty is solely for the benefit
          --------------------------
of the Lender Group and its successors and assigns and may not be relied on by any other Person.

     21.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          ------------------------------------------

          THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR AND AGENT ON BEHALF OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN CALIFORNIA IN ACCORDANCE WITH THIS SECTION 21.
                                                                ----------

          GUARANTOR AND AGENT ON BEHALF OF THE LENDER GROUP EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND AGENT ON BEHALF OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES HIS OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     22.  Limitation of Liability.
          -----------------------

          (a) Anything contained in this Guaranty to the contrary notwithstanding, the maximum liability of Guarantor to the Lender Group pursuant to this Guaranty as of any time shall not under any circumstances exceed the Maximum Guarantied Amount as of such time.

          (b) No payment by any person or entity other than Guarantor (including without limitation a Debtor or any other guarantor of the Guarantied Obligations) with respect to the Guarantied Obligations shall reduce the obligations of Guarantor hereunder unless and until the Guarantied Obligations are fully and indefeasibly satisfied in cash and

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the Lender Group has no further commitment to extend credit to Borrower. No application of any collateral or proceeds thereof (other than any collateral given by the Guarantor or any proceeds thereof) with respect to the Guarantied Obligations shall reduce the obligations of Guarantor hereunder unless and until the Guarantied Obligations are fully and indefeasibly satisfied in cash and the Lender Group has no further commitment to extend credit to Borrower. Guarantor expressly acknowledges and agrees that Guarantor's obligations hereunder shall apply to the last outstanding Guarantied Obligations.

     23.  ADVICE OF COUNSEL.  GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS EITHER
          -----------------
OBTAINED THE ADVICE OF COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY.

     24.  Termination. Anything contained in this Guaranty to the contrary
          -----------
notwithstanding, this Guaranty shall terminate on the earlier to occur of (i) July 31, 2002, or if on such date an Event of Default has occurred and is continuing, the first date thereafter upon which no Event of Default has occurred and is continuing, or (ii) the payment of the Maximum Guarantied Amount pursuant to the Limited Guaranty. Upon such termination, Guarantor shall have no further obligation hereunder.

          IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.


                                                   /s/ Ronald Elliott
                                             -----------------------------------
                                             RONALD ELLIOTT, an individual

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